Exhibit 10.5

SUBORDINATION AGREEMENT

This Subordination Agreement (this “Agreement”) August 14, 2017, is between J3E2A2Z LP, a Washington limited partnership (the “Subordinated Creditor”), and Clayton Struve (“Senior Creditor”).

Recitals

A.        Visualant, Inc., a Nevada corporation (“Borrower”), has previously obtained loans from Subordinated Creditor.

B.        Senior Creditor has previously provided loans to Borrower and has agreed to provide an additional loan to Borrower in the amount of up to $1,000,000 (the “New Loan”).

C.        To induce Senior Creditor to extend the New Loan to Borrower and make further extensions of credit to or for Borrower, or to purchase or extend credit pursuant to any instrument or writing on which Borrower is liable or to grant renewals or extensions of any loan, extension of credit, purchase, or other accommodation, Subordinated Creditor has agreed to subordinate all of Borrower’s indebtedness and related obligations to Subordinated Creditor with respect to such indebtedness, existing now or later, including but not limited to promissory notes dated as of January 10, 2014, March 31, 2014, July 17, 2014, as each has been amended from time to time (the “Subordinated Debt”), to all of Borrower’s indebtedness and obligations to Senior Creditor (the “Senior Debt”) pursuant to a certain Securities Purchase Agreements dated as of the date hereof between Borrower and Senior Creditor (the “Loan Agreement”).

THE PARTIES AGREE AS FOLLOWS:

1.  All Subordinated Debt payments are subordinated to Senior Creditor’s right to full payment and performance of the Senior Debt and all of Borrower’s other obligations to Senior Creditor existing now or later, together with collection costs of the Loan (as defined in the Loan Agreement), including attorneys’ fees, and including any interest accruing after any bankruptcy, reorganization or similar proceeding and all obligations under the Loan Agreement.

2.  Subordinated Creditor will not:

a)  demand or receive from Borrower (and Borrower will not pay) any part of the Subordinated Debt, by payment, prepayment, or otherwise, which may now or hereafter be owing by Borrower to either Subordinated Creditor, or

b)  accelerate the Subordinated Debt, or begin to or participate in any action against Borrower with respect to such Subordinated Debt, until all the Senior Debt is paid, or

c)  assign any of the Subordinated Debt or any collateral security therefore without notice to or consent of Senior Creditor and unless assigned pursuant to an assignment made expressly subject to this Agreement.

This does not prohibit each such Subordinated Creditor from converting any Subordinated Debt into equity securities of Borrower or exercising any rights as a stockholder of the Borrower.

3.  Subordinated Creditor must deliver to Senior Creditor in the form received (except for endorsement or assignment by each Subordinated Creditor) any payment, distribution, security or proceeds it receives on the Subordinated Debt other than according to this Agreement.

4.  These provisions remain in full force and effect, despite Borrower’s insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law, and Senior Creditor’s claims against Borrower and Borrower’s estate will be fully paid before any payment is made to any Subordinated Creditor with respect to the Subordinated Debt.

5.  Until the Senior Debt is paid, Subordinated Creditor irrevocably appoints Senior Creditor as its attorney-in-fact, with power of attorney with power of substitution, in each such Subordinated Creditor’s name or in Senior Creditor’s name, for Senior Creditor’s use and benefit without notice to each such Subordinated Creditor, to do the following in any bankruptcy, insolvency or similar proceeding involving Borrower:

a)  file any claims for the Subordinated Debt for Subordinated Creditor if such Subordinated Creditor does not do so at least 30 days before the time to file claims expires, and

b)  accept or reject any plan of reorganization or arrangement for Subordinated Creditor and vote Subordinated Creditor’s claims in respect of the Subordinated Debt in any way it chooses.

6.  Subordinated Creditor will immediately put a legend on the Subordinated Debt instruments that the instruments are subject to this Agreement.  No amendment of the Subordinated Debt documents will modify this Agreement in any way that terminates or impairs the subordination of the Subordinated Debt or the subordination of the security interest or lien that Senior Creditor has in Borrower’s property.

7.  This Agreement shall be binding upon Subordinated Creditor, its successors or assigns, and shall inure to the benefit of and be enforceable by each Senior Creditor and its successors or assigns.

8.  This Agreement shall terminate upon the date on which the Senior Debt shall have been paid in cash in full.

9.  Senior Creditor may administer and manage its credit and other relationships with Borrower in its own best interest, without notice or consent of either Subordinated Creditor. At any time and from time to time, Senior Creditor may enter into any amendment or agreement with Borrower as Senior Creditor may deem proper.

10.  All conditions, covenants, duties and obligations contained in this Agreement can be waived only by written agreement. Forbearance or indulgence in any form or manner by a party shall not be construed as a waiver, nor in any way limit the remedies available to that party.

11.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded, and shall be enforceable in accordance with its terms.

13.  This Agreement may be executed in two or more counterparts, each of which is an original and all of which together constitute one instrument.

14.  This Agreement shall be governed by and be construed in accordance with the laws of the State of New York without regard to the conflicts of law rules of such state.  The parties hereby irrevocably and unconditionally submit, for themselves and their property, to the jurisdiction of the courts sitting in New York, New York (Manhattan) and any appellate court from any thereof, in respect of actions brought against it in any action, suit or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action, suit or proceeding may be heard and determined in such courts. Each of the parties hereto agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement in any court referred to above.  Each of the parties further hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action, suit proceeding in any such court and waives any other right to which it may be entitled on account of its place of residence or domicile.  To the fullest extent permitted by applicable law, the parties agree to bring all actions or proceedings regarding this Agreement in the courts (Federal or State) of the State of New York located in the County of New York, City of New York.

15. If there is an action to enforce the rights of a party under this Agreement, the party prevailing will be entitled, in addition to other relief, all reasonable costs and expenses, including reasonable attorneys’ fees, incurred in the action.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first set forth above.

J3E2A2Z LP

By:  /s/ Ronald P. Erickson

Ronald P. Erickson,

Manager

/s/ Clayton Struve

Clayton Struve